Exhibit 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of hi/fn inc., which appears in hi/fn, inc.’s Annual Report on Form 10-K for the year ended September 30, 2005.

/s/ PricewaterhouseCoopers LLP —————————————— PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 21, 2006